Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.

333-168543 and 333-150381) and Form S-3 (Nos. 333-165624 and 333-158949) of American Water Works Company, Inc. of our report dated February 25, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 25, 2011